UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 7, 2012

DOMAIN EXTREMES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53749	98-0632051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Nan Fung Tower, 173 Des Voeux Road Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	+(852) 2868 0668

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           Effective February 7, 2012 Mr. Huang Run Peng and Ms. Wu Cai Xia were each elected to the Board of Directors (the “Board”) of Domain Extremes Inc. (the “Company”) by the Board in order to fill vacancies existing on the Board.

As directors, Mr. Huang and Ms. Wu will be paid a monthly director’s fee of $1,000 each in cash.

Mr. Huang serves as President of the Board and Ms. Wu serves as General Manager of Promula Trading Limited, the Company’s largest stockholder.  Neither Mr. Huang nor Ms. Wu was selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Huang or Ms. Wu and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMAIN EXTREMES INC.

Date: February 7, 2012	By:	/s/ Francis Bok
Francis Bok